1

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT



         This FIRST AMENDMENT (the "Amendment"), made and entered into effective as of the 15th day of May, 2002, by and between BE AEROSPACE, INC., a Delaware corporation (the "Company"), and AMIN J. KHOURY (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive entered into that certain Employment Agreement, dated as of September 14, 2001 (the "Agreement");

         WHEREAS, the Executive and the Company now mutually desire to amend the Agreement.

         NOW, THEREFORE, effective as of the 15th day of May, 2002, the Agreement shall be amended as follows:

1. Section 7.6(a) shall be amended by striking the reference to "Section 7.6(b)(ii)" in the second sentence of that Section, as well as the remainder of that sentence following that reference, and replacing it with the following:

          "7.6(b) below,  or contributed  to the Retirement  Trust  described in
          Section 7.6(c) below in accordance with that Section."

2. Section 7.6(b)(ii) shall be amended by striking the reference to "Section 7.6(a)(i)" and replacing it with: "Section 7.6(a)"

3.   Section 7.6(c)(i)(b) shall be amended to read as follows:

          "(b) the total of all contributions made to the Retirement Trust by the Company as of such Contribution Date."

4. Section 7.6(c)(ii) shall be amended by striking the reference to "Section 7.6(i)" and replacing it with: "Section 7.6(c)(i)"

5. Section 7.6(c)(ii) shall be further amended by striking all references to "income taxes" in the last sentence of that Section, and replacing them with: "income and employment taxes"

6.   The Agreement shall remain unchanged in all other respects.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the day and year first above written.



EXECUTIVE                                       COMPANY
                                                BE AEROSPACE, Inc., a Delaware
                                                   corporation



/s/ Amin J. Khoury                              By: /s/ Thomas P. McCaffrey
------------------                                  ----------------------
Amin J. Khoury                                  Name: Thomas P. McCaffrey
                                                Title: Sr. VP & CFO